UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2023

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Second Amendment to Asset Purchase Agreement

As previously disclosed, on May 18, 2023, Mustang Bio, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Original Asset Purchase Agreement”) with uBriGene (Boston) Biosciences, Inc., a Delaware corporation (“uBriGene”), as amended by a first amendment thereto entered into on June 29, 2023 (the “First Amendment”), pursuant to which the Company has agreed, subject to the terms and conditions therein, to sell its leasehold interest in its cell processing facility located in Worcester, Massachusetts (the “Facility”) and associated assets relating to the manufacturing and production of cell and gene therapies at the Facility to uBriGene (the “Transaction”). Under the terms of the Original Asset Purchase Agreement, each of the parties has a right of termination if the Transaction is not consummated by the Outside Date. The First Amendment extended the Outside Date of the Transaction to July 31, 2023. The Company previously reported the terms and conditions of the Original Asset Purchase Agreement and the Transaction in Item 1.01 of the Company’s Current Report on Form 8-K, filed on May 22, 2023 (the “Transaction Announcement Form 8-K”) and those of the First Amendment in Item 1.01 of the Company’s Current Report on Form 8-K, filed on June 30, 2023.

As the Company has previously disclosed, under the Original Asset Purchase Agreement, the closing of the Transaction was subject to a number of conditions, including the consent and approval of the landlord of the Facility, WCS-377 Plantation Street, Inc. (“Landlord”), of either (i) an assignment and assumption agreement to be executed by the Company and uBriGene pursuant to which uBriGene would assume the Company’s lease of the Facility or (ii) a new lease agreement by and between uBriGene and Landlord with respect to the Facility on terms and conditions acceptable to uBriGene (the “Site Lease Transition Condition”). In addition, as previously disclosed, under the terms of the Original Asset Purchase Agreement, the Company and uBriGene agreed to cause their respective affiliates to use their reasonable best efforts to obtain clearance for the Transaction from the U.S. Committee on Foreign Investment in the United States (“CFIUS”), although obtaining such clearance is not a condition to closing the Transaction. The Company and uBriGene expect to file a joint voluntary Notice (the “Notice”) with CFIUS no later than August 31, 2023, and it is expected that CFIUS may take as long as 90 days to complete its review. Further details regarding CFIUS’s review process, and the actions CFIUS may take in relation to the Transaction, were described in the Transaction Announcement Form 8-K.

The Landlord has informed the Company that it will not consider the Company’s request to transfer the lease of the Facility to uBriGene (the “Proposed Lease Transfer”) until the Company receives the final determination letter from CFIUS (the “CFIUS Letter”) with respect to the Transaction and provides the Landlord with a reasonably detailed summary of the Company and uBriGene’s reaction to such final determination (the “Reaction Summary”). Upon the Landlord’s receipt of the CFIUS Letter and the Reaction Summary, the Landlord will have an additional thirty business days to make its determination on the Proposed Lease Transfer.

In light of the foregoing, on July 28, 2023, the Company and uBriGene entered into a second amendment to the Asset Purchase Agreement (the “Second Amendment” and, together with the Original Asset Purchase Agreement and the First Amendment, the “Amended Asset Purchase Agreement”) in order to realize to the fullest extent possible the benefits of the Transaction until the Landlord makes a determination with respect to the Proposed Lease Transfer.

Pursuant to the terms of the Second Amendment, the Site Lease Transition Condition was removed as a condition to closing of the Transaction, and on July 28, 2023 (the “Closing Date”) the Transaction closed pursuant to the terms and conditions of the Amended Asset Purchase Agreement as described in greater detail below. Under the terms of the Amended Asset Purchase Agreement, on the Closing Date, uBriGene paid to the Company, as consideration for the Transaction, a base amount of $6,000,000 (the “Base Amount”). A contingent amount (the “Contingent Amount”) will be paid to the Company once the Company (i) completes an issuance of equity securities in an amount equal to or greater than $10,000,000 after the closing (the “Contingent Capital Raise”) and (ii) obtains the consent of the Landlord to the Proposed Lease Transfer. If the Company is unable to close the full amount of the Contingent Capital Raise and/or does not receive the Landlord’s consent to the Proposed Lease Transfer within two years from the Closing Date, uBriGene will no longer be obligated to pay the Contingent Amount to the Company. The Contingent Amount to be paid to the Company upon the satisfaction of the conditions listed above will be an amount equal to $5,000,000 less (i) any severance payments or other monetary obligations to the Transferred Employees (as defined below) that arise between the Closing Date and the date the lease transfers to uBriGene and (ii) any payments payable by the Company under the Transferred Contracts (as defined below) in connection with the consummation of the Transaction, including any payments necessary to obtain third party consents. On the Closing Date, except as described below, all of the Company’s assets primarily relating to the Company’s operations primarily relating to the manufacturing and production of cell and gene therapies at the Facility

(such operations, the “Transferred Operations” and such assets, the “Transferred Assets”) were transferred from the Company to uBriGene. The Transferred Assets include, but are not limited to: (i) the Company’s leases of equipment and other personal property and all other property, equipment, machinery, tools, supplies, inventory, fixtures and all other personal property primarily related to the Transferred Operations, (ii) the data, information, methods, quality management systems, and intellectual property primarily used for the purposes of the Transferred Operations, (iii) the records and filings, including customer and vendor lists, production data, standard operating procedures and business records relating to, used in or arising under the Transferred Operations and (iv) all transferrable business license, permits and approvals necessary to operate the Transferred Operations. Neither the lease of the Facility nor any employees of the Company transferred to uBriGene on the Closing Date. Under the Amended Asset Purchase Agreement, the lease of the Facility is to be transferred to uBriGene within three business days following receipt of the Landlord’s consent to the Proposed Lease Transfer, if such consent is received, and Company employees who support the Transferred Operations and who have accepted offers of employment with uBriGene (the “Transferred Employees”) will become employees of uBriGene effective on the date that is 30 days following the completion of such transfer. In addition, the Company’s rights in, to and under any contracts that are primarily used in the Transferred Operations or any Transferred Assets (the “Transferred Contracts”) did not transfer to uBriGene on the Closing Date but will do so if and when the lease of the Facility transfers to uBriGene. If the lease of the Facility is not assigned to uBriGene within 120 days following the Closing Date, and for so long as the lease has not been so assigned, uBriGene may deliver a notice to the Company indicating its intention to enter into good faith negotiations (the “Repurchase Notice”) to provide for the Company to repurchase the Transferred Assets, re-assume the transferred liabilities and resume all Transferred Operations (“Repurchase Transaction”) for a repurchase price equal to the purchase price of the Transaction actually paid by uBriGene as of the repurchase date. Upon receipt of such notice, the Company and uBriGene have agreed to use their best commercial efforts to negotiate in good faith the terms of any such Repurchase Transaction.

As contemplated by the Amended Asset Purchase Agreement, on the Closing Date,  the Company and uBriGene entered into a Manufacturing Services Agreement (the “Manufacturing Services Agreement”) under which the Company contracted uBriGene to manufacture the Company’s lead product candidates, including MB-106, and the Company committed to spend at least $8,000,000 over a period of two years after the closing of the Transaction to purchase manufacturing and related services from uBriGene (the “Manufacturing Services”). The terms of the Manufacturing Services Agreement are described in more detail in in Item 1.01 of the Transaction Announcement Form 8-K. In addition, as contemplated by the Amended Asset Purchase Agreement, on the Closing Date, the Company and uBriGene entered into a sub-contracting Manufacturing Services Agreement (the “Sub-Contracting CDMO Agreement”), pursuant to which uBriGene contracted the Company to perform the Manufacturing Services to be performed by uBriGene under the Manufacturing Services Agreement and granted the Company a revocable, non-exclusive, royalty-free license to use the Transferred Assets in connection with the performance of such services. Under the terms of the Sub-Contracting CDMO Agreement, the Company will manufacture its lead product candidates, including MB-106 (the “Company CDMO Manufacturing Services”), and may from time to time manufacture other products as requested by uBriGene. Pursuant to the Sub-Contracting CDMO Agreement, the price to be paid by uBriGene in exchange for the Company CDMO Manufacturing Services  will be an amount equal to the sum of: (i) the base salary and hourly wages for the Transferred Employees for time spent performing the Company CDMO Manufacturing Services, (ii) the fees, payments, costs and expenses payable by the Company to third parties under any of the Transferred Contracts used to perform the CDMO Manufacturing Services (so long as such amounts are generally consistent with amounts paid by the Company under such Transferred Contracts immediately prior to the Closing Date and such amounts did not become payable as a result of a breach of, a default under, a termination, a cancellation or an acceleration of any right or obligation under the Transferred Contracts), and (iii) any other amounts approved in advance in writing by uBriGene. As of the date hereof, uBriGene has not informed the Company of any plans to request any manufacturing services under the Sub-Contracting CDMO Agreement, other than the Company CDMO Manufacturing Services. In addition, under the Sub-Contracting CDMO Agreement, the Company and uBriGene agreed to establish a joint steering committee comprising two representatives from each of the Company and uBriGene to review, discuss and decide on operational matters relating to the services to be performed by the Company under such agreement, including matters relating to expenses. In addition, the Company has agreed to permit uBriGene to locate up to three of uBriGene’s personnel at the Facility so as to participate in meetings of the joint steering committee and allow for in-person feedback and decision-marking regarding the services to be performed by the Company.

In addition, as contemplated by the Amended Asset Purchase Agreement, on the Closing Date, the Company and uBriGene entered into a Transition Services Agreement, which will become effective upon completion of the Proposed Lease Transfer (if such Proposed Lease Transfer is completed). Pursuant to the Transition Services Agreement, the Company will provide certain transitional services to uBriGene to ensure the smooth transition of operations and continuity of business for a period of six months after the effective date of the Transition Services Agreement, unless otherwise extended upon the mutual agreement of the Company and uBriGene.

In addition to other customary termination events, in the event uBriGene delivers the Repurchase Notice the Manufacturing Services Agreement and the Sub-Contracting CDMO Agreement will terminate upon the earlier of (i) the closing of the Repurchase Transaction or (ii) 60 days after the delivery of the Repurchase Notice.

The terms of the Manufacturing Services Agreement and the Transition Services Agreement are described in more detail in in Item 1.01 of the Company’s Transaction Announcement Form 8-K.

The foregoing description of the Amended Asset Purchase Agreement (including the First Amendment and the Second Amendment), the Manufacturing Services Agreement and the Sub-Contracting CDMO Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are attached hereto as Exhibits 2.1, 2.2, 2.3, 10.1 and 10.2 and are  incorporated herein by reference.

Impact of Landlord Consent to the Proposed Lease Assignment on the Transaction

In the event the Landlord consents to the Proposed Lease Transfer, it is expected that the lease to the Facility and the Transferred Employees of the Facility will be transferred to uBriGene as described above, in accordance with the terms of the Amended Asset Purchase Agreement. In addition, following receipt of the Landlord’s consent to the Proposed Lease Transfer (if such consent is received), the Sub-Contracting CDMO Agreement will be terminated no later than 30 days following completion of the Proposed Lease Transfer, following which uBriGene will commence the Manufacturing Services in connection with the Company’s lead product candidates, including MB-106, pursuant to the Manufacturing Services Agreement. If, however, the Landlord does not consent to the Proposed Lease Transfer the parties may mutually agree to extend the term of the CDMO Agreement indefinitely and uBriGene may continue to procure manufacturing services (including the Company CDMO Manufacturing Services) from the Company. In the event the Landlord does not consent to the Proposed Lease Transfer within 120 days of closing, uBriGene may deliver the Repurchase Notice to the Company, following which the parties will negotiate in good faith regarding the Repurchase Transaction. By their terms, the Manufacturing Services Agreement and the Sub-Contracting CDMO Agreement terminate upon the earlier of (i) the closing of the Repurchase Transaction or (ii) 60 days after the delivery of the Repurchase Notice.

Item 2.01.Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Asset Purchase Agreement, First Amendment and Second Amendment (collectively, the “Purchase Agreements”) have been filed as exhibits to this Current Report on Form 8-K to provide investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about the parties to the Purchase Agreements or any of their respective affiliates. The representations, warranties and covenants contained in the Purchase Agreements were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to the Purchase Agreements and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreements instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those appliable to investors. Investors are not third-party beneficiaries under the Purchase Agreements. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreements are qualified by information in a confidential disclosure schedule the parties have exchanged. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Purchase Agreements or any descriptions thereof as characterizations of the actual state of facts or condition of either of the parties or of any of their respective affiliates.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

2.1

Asset Purchase Agreement, dated May 18, 2023, between the Company and uBriGene (Boston) Biosciences, Inc. (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with the SEC on May 22, 2023).*

2.2

First Amendment to Asset Purchase Agreement, dated June 29, 2023, between the Company and uBriGene (Boston) Biosciences, Inc. (incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K (filed No. 001-38191) filed with the SEC on June 30, 2023).

2.3	Second Amendment to Asset Purchase Agreement, dated July 28, 2023, between the Company and uBriGene (Boston) Biosciences, Inc.
10.1	Manufacturing Services Agreement, dated July 28, 2023, between the Company and uBriGene (Boston) Biosciences, Inc.
10.2	Sub-Contracting Manufacturing Services Agreement, dated July 28, 2023, between the Company and uBriGene (Boston) Biosciences, Inc.
99.1	Press release issued by Mustang Bio, Inc., dated July 31, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)
*	Portions of this Exhibit have been omitted pursuant to Item 601(b)(1)(iv) of Regulation S-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” target,” “will,” “would,” “could,” “should,” “continue,” and other similar expressions. The Company’s forward-looking statements, include, among others, statements about the Company’s expectations with respect to the consummation of the sale of its manufacturing facility. Actual events or results may differ materially from those described in this Current Report on Form 8-K due to a number of risks and uncertainties. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the Transaction—including the conditions specifically described in this Current Report on Form 8-K—in the anticipated timeframe or at all; whether CFIUS determines to require mitigating actions which may include suspension or termination of the Transaction or the imposition of operating mechanisms that could make it more difficult for uBriGene to operate the Facility; whether CFIUS later determines to require the sale of the Facility by uBriGene, which may jeopardize the Company’s access to products manufactured at the Facility; whether the Company receives the Landlord’s consent to the Proposed Lease Transfer; whether uBriGene is able to successfully perform its obligation to produce the Company’s products under the Manufacturing Services Agreement on a timely basis and to acceptable standards; whether the Company and uBriGene are able to negotiate a Repurchase Transaction in the event the Landlord does not consent to the Proposed Lease Transfer; whether the Company is able to raise $10 million in gross proceeds from equity raises following the closing of the Transaction and receives the contingent portion of the consideration for the sale of the Facility to uBriGene; the development stage of the Company’s primary product candidates and the related risks involved in drug development, clinical trials and the uncertainties around regulatory reviews and approvals; other business effects, including the effects of industry, market, economic, political or regulatory conditions; as well as other risks described in Part 1, Item 1A, “Risk Factors,” in the company’s Annual Report on Form 10-K, filed on March 30, 2023, subsequent Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)

Date: July 31, 2023
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer